Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$12,668,817
Unrealized Gain (Loss) on Market Value of Commodity Futures	(4,499,796)
Dividend Income	1,001
Interest Income	2,605
ETF Transaction Fees	1,400
Total Income (Loss)	$8,174,027

Expenses
General Partner Management Fees	$44,711
Professional Fees	15,861
Brokerage Commissions	6,820
Directors' Fees and insurance	2,321
NYMEX License Fee	1,118
Total Expenses	$70,831
Net Income (Loss)	$8,103,196

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/21	$74,982,655
Additions (300,000 Shares)	12,702,139
Withdrawals (50,000 Shares)	(2,175,423)
Net Income (Loss)	8,103,196

Net Asset Value End of Month	$93,612,567
Net Asset Value Per Share (2,200,000 Shares)	$42.55

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596